                                                                     EXHIBIT 3.3

                                   BY - LAWS

                                      of

                                  UCAP, INC.
                            -----------------------
                             A Nevada Corporation


                                   ARTICLE I
                                   ---------

                            MEETING OF STOCKHOLDERS
                            -----------------------


       SECTION 1. The annual meeting of the stockholders of the corporation shall be held at its office in the city of Las Vegas, Clark County, Nevada, at 10:00 o'clock in the fore noon of the 1st day of August, in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

       At least five (5) days' written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her or its address last known, as the same appears on the books of the corporation.

       Nevertheless, a failure to give such notice, or any irregularity in such notice, shall not affect the validity of annual meetings or any of the proceedings had at such meeting, and in such event these By-Laws shall be, and shall be deemed to be, sufficient notice of such meeting without requirement of further notice.

       SECTION 2. Special meetings of the stockholders may be held at the office of the corporation in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an
instrument in writing signed by the holders of   % of the issued and outstanding
capital stock. At least ten (10) days' written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and the objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, and at his or her or its address last known, as the same appears on the books of the corporation.

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

       If all the stockholders of the corporation shall waive notice of special meeting, no notice of such meeting shall be required, and whenever all the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

       The written certificate of the officer or officers calling any special meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

       If the address of any stockholder does not appear upon the books of the corporation, it will be sufficient to address any notice to such stockholder at P.O. Box 93385, Las Vegas, Nevada.

       SECTION 3. All business lawful to be transacted by the stockholders of the corporation may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the corporation is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

       SECTION 4. At all stockholders' meetings, the holders of Fifty-One percent (51%) in amount of the entire issued and outstanding capital stock of the corporation, shall constitute a quorum for all the purposes of such meetings.

       If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

       SECTION 5. At each meeting of the stockholders, every stockholder shall be entitled to vote in person or by his or her duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his or her duly authorized attorney. Each stockholder shall have one (1) vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten (10) days preceding the day of such meeting. The votes for Directors, and upon demand by any stockholder, the votes upon any question before the meeting, shall be by viva voce.

       At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the corporation, shall be furnished, which list shall be prepared at least ten
(10) days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten (10) days prior thereto. Only the persons in whose names shares of stock are registered on the books of the corporation for ten (10) days preceding the date of such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

       SECTION 6. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two (2) inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

       SECTION 7. At the stockholders' meetings, the regular order of business shall be as follows:

       1.  Reading and approval of the Minutes of previous meeting or meetings;

       2. Reports of the Board of Directors, the President, Treasurer and Secretary of the corporation in the order named;

       3.  Reports of Committees;

       4.  Election of Directors;

       5.  Unfinished business;

       6.  New business;

       7.  Adjournment.

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                                  ARTICLE II
                                  ----------

                         DIRECTORS AND THEIR MEETINGS
                         ----------------------------

       SECTION 1. The Board of Directors of the corporation shall consist of five persons who shall be chosen by the stockholders annually, at the annual meeting of the corporation, and who shall hold office for one (1) year, and until their successors are elected and qualify.

       SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his or her successor shall have been elected and shall qualify.

       SECTION 3. Meetings of the Directors may be held at the principal office of the corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

       SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

       Regular meetings of the Board of Directors shall be held at the office of the corporation in the City of Las Vegas State of Nevada, on as called at 10:00 o'clock in the A.M. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three (3) days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these By-Laws for holding such regular meetings.

       Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least one (1) day's notice by mail to Directors resident in the State of Nevada, and on at least three (3) days' notice by mail, or three (3) days' notice by telegraph, to Directors not resident in said State.

       Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

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       Any and all business may be transacted by any meeting of the Board of
Directors, either regular or special.

       SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

       SECTION 6.  A Director need not be a stockholder of the corporation.

       SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the corporation is able to declare and pay dividends on its capital stock.

       SECTION 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the corporation, and shall, on request, furnish each of the stockholders with a true copy thereof.

       The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

       SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee. This Committee shall consist of two (2) or more members besides the President, who by virtue of his or her office, shall be a member and the chairman thereof. The Committee shall in the interim between the meetings of the Board, exercise all powers of that body in accordance with the general policy of the corporation and under the direction of the Board of Directors. It shall also attend to and supervise all the financial operations of the corporation, and shall examine and audit all the corporation's accounts at the close of each fiscal year, and at such other times as it may deem necessary. The Secretary shall be the Secretary of the Committee and shall attend its meetings, and its meetings shall be held on the call of the President. All members of the Committee must be given at least two (2) days' notice of meetings either by mail or telegraph or by personal communication, either by telephone or otherwise. A majority of the members of the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee, and such records shall at all times be open to the inspection of any Director.

       SECTION 10. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the corporation, and is authorized to exercise for such purpose as the General Agent of the corporation, its entire corporate authority.

       SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:

       1. Reading and approval of the minutes of any previous meeting or meetings;

       2.  Reports of officers and committeemen;

       3.  Election of officers;

       4.  Unfinished business;

       5.  New business;

       6.  Adjournment.

                                  ARTICLE III
                                  -----------

                           OFFICERS AND THEIR DUTIES
                           -------------------------

       SECTION 1. The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to hold office for one (1) year next coming, and until their successors are elected and qualify. The President and Vice President shall be members of the Board of Directors. The Treasurer and Secretary need not be Directors; the offices of the Secretary and Treasurer may be held by one (1) person.

       Any vacancy in any of said offices may be filled by the Board of Directors.

       The Board of Directors may from time to time, by resolution appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers and Transfer Agents as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

       SECTION 2. The President shall be the executive officer of the corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall be a member of the Executive Committee, and the Chairman thereof; he or she shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificates of Stock issued by the corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

       SECTION 3. The Vice President shall be vested with all the powers and perform all the duties in the absence or inability to act of the President, including the signing of Certificates of Stock issued by the corporation, and he or she shall so perform such other duties as shall be prescribed by the Board of Directors.

       SECTION 4. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper, he or she shall endorse on behalf of the corporation for collection checks, notes, and other obligations; he or she shall jointly with such other officer as shall be designated by these By-Laws, sign all checks made by the corporation, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation; he or she shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate; he or she shall sign all papers required by law or by these By-Laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, the Treasurer shall render a statement of the corporation's cash account; he or she shall enter regularly in the books of the corporation to be kept by him or her for the purpose, full and accurate accounts of all monies received and paid by him or her on account of the corporation. The Treasurer shall at all reasonable times exhibit the books of account to any Director of the corporation during business hours, and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

       The Treasurer shall, if required by the Board of Directors, give bond to the corporation conditioned for the faithful performance of all his or her duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, the expense of such bond to be borne by the corporation.

       SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it shall approve, and conditioned for the faithful performance of his or her duties as Assistant Treasurer, the expense of such bond to be borne by the corporation.

       SECTION 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation; he or she may sign with the President or a Vice President, in the name of the corporation, all contracts authorized by the Board of Directors or Executive Committee; he or she shall have the custody of the corporate seal of the corporation; he or she shall affix the corporate seal to all certificates of stock duly issued by the corporation; he or she shall have charge of the Stock Certificate Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the corporation during business hours; and he or she shall, in general, perform all the duties incident to the office of Secretary.

       SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed by the Secretary or by the Board of Directors.

       SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the corporation for the purposes in this section mentioned.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

       SECTION 1. The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

       SECTION 2. Ownership of stock in the corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the corporation and signed by the President or the Vice President and also by the Secretary or an Assistant Secretary.

       All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation's books.

       No certificates shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

       All certificates surrendered to the corporation shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or cancelled.

       SECTION 3. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificate therefor, made either in person or under assignment, a new certificate shall be issued therefor.

       Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the corporation.

       SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

       The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of each transfer agent and such registrar of transfer.

       SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten (10) days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

       SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the corporation an affidavit. Whereupon, at the end of six (6) months after the deposits of said affidavit and upon such person or persons giving Bond of Indemnity to the corporation with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss or inconvenience to the corporation, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such persons or person a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificates save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

                                   ARTICLE V
                                   ---------

                               OFFICES AND BOOKS
                               -----------------

       SECTION 1. The principal office of the corporation in Nevada shall be at Nevada, and the corporation may have a principal office in any other state or territory as the Board of Directors may designate.

       SECTION 2. The Stock and Transfer Books of the corporation shall be kept at its principal office in the County of Clark, Las Vegas, Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

       A copy of the By-Laws, duplicate Stock Ledger, and Articles of Incorporation of the corporation shall be kept at its principal office in the State of Nevada, and shall be subject to the inspection of any of the stockholders.

                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

       SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount, in its discretion, as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the corporation in excess of the amounts so reserved, and pay the same to the stockholders of the corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock.

       SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of money or the credit of the corporation for more than One-Thousand Dollars, shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

       SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the corporation, and shall have the corporate seal thereto attached.

       SECTION 4. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the corporation.

       SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid or against the corporation unless the same shall be signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, sign payroll checks and make endorsements for deposit to the credit of the corporation in all its duly authorized depositaries. No check or order for money shall be signed in blank by more than one (1) officer of the corporation.

       SECTION 6. No loan or advance of money shall be made by the corporation to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

       SECTION 7. No director nor executive officer shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all of the Directors voting, in favor thereof.

       SECTION 8. The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

       SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose in any manner of the whole property of this corporation.

       SECTION 10. The corporation shall have a corporate seal, the design thereof being as follows:


                                  ARTICLE VII
                                  -----------

                             AMENDMENT OF BY-LAWS
                             --------------------

       Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by, the holders of Fifty-One percent of the issued and outstanding capital stock.

                     CERTIFICATE OF ADOPTION OF BY-LAWS OF

                             UCAP, INC.
                     -------------------------------------
                             A NEVADA CORPORATION


Adoption by Board of Directors.
-------------------------------
          The undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of the above named corporation (or being their duly appointed successors) hereby assent to the foregoing By-Laws, and adopt the same as the By-Laws of said corporation.
          IN WITNESS WHEREOF, we have hereunto set our hands this 20th. day of
AUGUST   , 1991

     (Directors' Signatures)           )
                                       )
/s/  ROBERT HOFFMAN                    )
     --------------------------------- )
Name Robert Hoffman                    )
                                       )
                                       )
/s/  LORNE G. MORPHEW                  )
     --------------------------------- )
Name Lorne G. Morphew                  )
                                       )
                                       )
/s/  JAMES GRIGSBY                     )
     --------------------------------- )
Name James Grigsby                     )
                                       )
                                       )               Directors.
/s/  OLIVER COMBS                      )
     --------------------------------- )
Name Oliver Combs                      )
                                       )
                                       )
/s/  ROBERT W. BALL                    )
     --------------------------------- )
Name Robert Ball                       )
                                       )

Certificate by Secretary of Adoption by Directors.
--------------------------------------------------
THIS IS TO CERTIFY:
          That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing By-Laws were adopted as the By-Laws of said corporation on the date set forth above by the persons appointed in the Articles of Incorporation to act as the first Directors of said corporation, or their duly appointed successors.
          IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of August, 1991


                                        /s/  ROBERT W. BALL
                                             ------------------------------
                                             Secretary, Robert Ball
Certificate by Secretary of Adoption by Shareholders' Vote.
-----------------------------------------------------------
THIS IS TO CERTIFY:
          That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing Code of By-Laws was submitted to the shareholders at their first meeting held on the date set forth in the By-Laws and recorded in the minutes thereof was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.
          IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of August, 1991


                                        /s/  ROBERT W. BALL
                                             ------------------------------
                                             Secretary, Robert Ball